Exhibit 21.1

SUBSIDIARIES OF INNOPHOS INVESTMENTS HOLDINGS, INC.

INNOPHOS, INC.

INNOPHOS CANADA, INC.

INNOPHOS MEXICO HOLDINGS, LLC

INNOPHOS MEXICANA S.A. DE C.V. (F/K/A RHODIA MEXICANA S.A. DE C.V.)

INNOPHOS TGI, S. DE R.L. DE C.V. (F/K/A RHODIA TGI S.A. DE C.V.)

INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V. (F/K/A RHODIA FOSFATADOS DE MEXICO S.A. DE C.V.)

INNOPHOS SERVICIOS DE MEXICO, S. DE R.L. DE C.V. (F/K/A RHODIA SERVICIOS DE MEXICO S.A. DE C.V.)

INNOPHOS DICAL, S. DE R.L. DE C.V.

INNOPHOS MATERIALES, S. DE R.L. DE C.V.